UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 8, 2013

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

TGC Industries, Inc. (“TGC”) expects to make presentations concerning its business to potential investors on October 8, 2013.  The materials to be utilized during the presentations (the “Materials”) are furnished as Exhibit 99.1 hereto and incorporated herein by reference.  The Materials include information regarding TGC’s backlog following the quarter ended September 30, 2013.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

In the Materials, TGC has included as “non-GAAP financial measures,” as defined in Item 10 of Regulation S-K promulgated under the Exchange Act, net income plus interest expense, income taxes, and depreciation and amortization expense (“EBITDA”).  In the Materials, TGC has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States.  In addition, in the Materials TGC has provided the reasons why TGC believes those non-GAAP financial measures provide useful information to the investors.

Item 7.01.                                        Regulation FD Disclosure.

The Materials to be used by TGC in making the presentations concerning its business to potential investors are furnished as Exhibit 99.1 hereto and are incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: October 8, 2013	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Materials.